Exhibit 32.2

Written Statement
Pursuant To
18 U.S.C. Section 1350

               The undersigned, Brent W. Christensen, the Chief Financial Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

               (i) the Form 10Q for the quarterly period ended August 31, 2004 of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

               (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2004

By: /s/ Brent W. Christensen

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Security Exchange Act of 1934, as amended.